UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2008, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) appointed Mark A. Sarvary as the Chief Executive Officer and President of the Company, effective as of August 4, 2008. Since January 2008, Mr. Sarvary has been an Industrial Partner with CVC Capital Partners, a global private equity firm. Prior to CVC Capital Partners, from 2004 to 2007, Mr. Sarvary was the President of Campbell Soup Company’s North America division, responsible for $6 billion of businesses including Campbell Soup, Pepperidge Farm, Pace, Prego and V8 as well as Godiva’s global business. From 2002 until 2004, Mr. Sarvary was the President of Campbell’s Pepperidge Farm division. Prior to joining Campbell’s, from 1999 to 2002, he was the Chief Executive Officer of J. Crew Group, Inc., and from 1993 to 1999 he worked for Nestle, most recently as the President of the Stouffer’s Frozen Food division. Earlier in his career, Mr. Sarvary worked as a strategy consultant with Bain & Company and in sales and marketing roles with IBM in Europe. Mr. Sarvary, age 49, received a BSc (Physics) from Kent University in the United Kingdom and an MBA from INSEAD Business School in France.

On June 30, 2008, the Company entered into an Employment and Non-Competition Agreement with Mr. Sarvary (the “Employment Agreement”) to reflect his appointment as Chief Executive Officer and President. The Employment Agreement provides for Mr. Sarvary’s employment during the transition period between June 30, 2008 and August 3, 2008 and thereafter as Chief Executive Officer and President. The Employment Agreement has an initial term of one year and a perpetual one-year renewal term. Either party may elect not to renew the Employment Agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The Employment Agreement currently provides for an annual base salary of $750,000, subject to annual adjustment by the Board of Directors, and a variable performance bonus set to a target of 100% of Mr. Sarvary’ base salary if certain criteria are met as established by the Company’s Compensation Committee or Board of Directors. In the event Mr. Sarvary’s employment is terminated without Cause (as defined in the Employment Agreement) by the Company or for Good Reason (as defined by the Employment Agreement) by Mr. Sarvary, then Mr. Sarvary is entitled to receive any earned and unpaid portion of his base salary and the value of any unused vacation, continued payment of his base salary for two years, continuation of welfare benefits for two years, additional severance in a lump sum in an amount equal to a pro rata portion (based on the number of days in the year prior to the date of his termination of employment) of his base salary as then in effect, any previously earned performance bonus and vesting acceleration of his next annual installment of stock options. Upon his death or disability, Mr. Sarvary is entitled to receive any earned and unpaid portion of his base salary and the value of any unused vacation, additional severance in a lump sum in an amount equal to a pro rata portion (based on the number of days in the year prior to the date of his termination of employment) of his base salary as then in effect, any previously earned performance bonus and vesting acceleration of his next annual installment of stock options. Mr. Sarvary will also receive a hiring bonus of $200,000, fifty percent which is payable upon the commencement of his employment and fifty percent which is payable on his first anniversary date of employment, provided the Employment Agreement is still in effect. In addition, Mr. Sarvary agreed not to compete with the Company during his employment with the Company and for two years following his termination of employment and not to solicit any employees of the Company for two years after the termination of employment.

On June 30, 2008, the Company granted to Mr. Sarvary an option award for nine hundred thousand (900,000) shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $7.81, vesting in four equal annual installments starting on the first anniversary date of his employment. In addition, if a change of control of the Company occurs and Mr. Sarvary’s employment is terminated but not for Cause or if Mr. Sarvary resigns for Good Reason within twelve (12) months after the occurrence of a change of control, Mr. Sarvary’s next installment of 225,000 shares will accelerate and vest as of the date of his termination of employment. The Company entered into a Stock Option Agreement (the “Option Agreement”) with Mr. Sarvary to reflect the terms of this grant.

A copy of the Employment Agreement and the Option Agreement are attached to this current report on Form 8-K and are incorporated herein by reference.

The Board of Directors also increased the size of the Board of Directors to ten (10) members and appointed Mr. Sarvary to the Board of Directors to fill the vacancy, effective as of August 4, 2008. Mr. Bryant will continue to serve on the Company’s Board of Directors through his current term, which expires at the next annual meeting of stockholders in 2009.

TEMPUR® and Tempur-Pedic® are the Company’s trademarks, trade names and service marks. All other trademarks, trade names and service marks used in this press release are the property of their respective owners.

Item 7.01 Regulation FD Disclosure

On June 30, 2008, Tempur-Pedic International Inc. issued a press release with respect to the appointment of Mark Sarvary as its Chief Executive Officer and President. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Mark A. Sarvary dated as of June 30, 2008

10.2	Stock Option Agreement by and between Tempur-Pedic International Inc. and Mark A. Sarvary dated as of June 30, 2008

99.1	Press Release dated June 30, 2008, entitled “Tempur-Pedic Names Mark Sarvary as Chief Executive Officer and President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008

Tempur-Pedic International Inc.
By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT LIST

Exhibit	Description
10.1	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Mark A. Sarvary dated as of June 30, 2008

10.2	Stock Option Agreement by and between Tempur-Pedic International Inc. and Mark A. Sarvary dated as of June 30, 2008

99.1	Press Release dated June 30, 2008, entitled “Tempur Pedic Names Mark Sarvary as Chief Executive Officer and President”